Exhibit 10.17.3

PHILLIPS PETROLEUM COMPANY

GRANTOR TRUST AGREEMENT

This Grantor Trust Agreement (the “Trust Agreement”) is made as of this 1st day of June, 1998 by and between PHILLIPS PETROLEUM COMPANY (“the Company”) and WACHOVIA BANK, N.A. (“the Trustee”).

Recitals

(a)	WHEREAS, the Company has adopted the nonqualified deferred compensation Plans and Agreements (the “Arrangements”) as listed in Attachment I;

(b)

WHEREAS, the Company has incurred or expects to incur liability under the terms of such Arrangements with respect to the individuals participating in such Arrangements (the “Participants and Beneficiaries”);

(c)	WHEREAS, The Chase Manhattan Bank, N.A. (“Chase”) currently serves as trustee for the Arrangements;

(d)

WHEREAS, the Company has determined that Chase shall no longer serve as trustee for the Arrangements and that Wachovia Bank, N.A. shall serve as successor trustee for the Arrangements effective as of June 1, 1998;

(e)	WHEREAS, the Trustee wishes to serve as trustee for the Arrangements;

(f)

WHEREAS, the Company and the Trustee deem it necessary and desirable to enter into this written agreement of Trust for the Arrangements (the “Trust Agreement”) to amend and restate the terms and conditions of the Trust for the Arrangements (the “Trust”);

(g)

WHEREAS, the Trust has been and is intended to be a “grantor trust” with the corpus and income of the Trust treated as assets and income of the Company for federal income tax purposes pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended;

(h)

WHEREAS, the Company desires that the terms of the Trust continue to permit the particular identification of portions of the funds deposited in trust to particular Arrangements and to permit the Trustee to receive and act upon specific directions from the Company and others with respect to the investment and reinvestment of such particularly identified portions of the funds prior to a Change of Control;

(i)	WHEREAS, the Company hereby contributes to the Trust assets that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency,

as herein defined, until paid to Participants and their Beneficiaries in such manner and at such times as specified in the Arrangements and in this Trust Agreement;

(j)

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Arrangements as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and

(k)	WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds (the “Fund”) to assist it in satisfying its liabilities under the Arrangements.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.        Establishment of The Trust

(a)

The Trust is intended to be a Grantor Trust, of which the Company is the Grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(b)	The Company shall be considered a Grantor for the purposes of the Trust.

(c)	Subject to Section 5(b), the Trust hereby established is irrevocable by the Company.

(d)

The Company hereby agrees that the assets held in the Trust by Chase for the Arrangements shall be transferred to the Trustee in the Trust and shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(e)

The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Arrangements and this Trust Agreement shall be unsecured contractual rights of Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the general creditors of the Company under federal and state law in the event the Company is Insolvent, as defined in Section 3(a) herein.

(f)

On before September 15 of each year (the “Funding Date”), the Company shall make an irrevocable contribution to the Trust in an amount determined by the Company, provided, however, that such contribution must be sufficient, when aggregated with the other assets of the Trust, to cause the value of the Trust Fund following such contribution to be no less than the amount required to fully fund one-hundred percent (100%), of the amount necessary to fund all benefits to which Participants and their Beneficiaries are entitled pursuant to the terms of the Arrangements (the “Required Funding Amount”), but no more than one-hundred and twenty percent (120%) of such amount as determined by the Trustee. The Trustee, in its sole discretion, shall make the determination of the Required Funding Amount, and in making this determination the Trustee shall determine the amount of defined benefit obligations under the Arrangements as of January 1 of the prior calendar year, and as to all defined contribution and deferred compensation obligations, the amount shall be determined as of the end of the month immediately preceding the Funding Date Such contributed amounts to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. At any time during the calendar year that the Company supplies the Trustee with updated benefit data the Trustee shall determine whether additional contributions are required to fully satisfy all Company benefit obligations under the Arrangements in respect of such updated information. In making the determinations of required Company contributions in this paragraph (f) prior to a Change of Control, the Trustee shall rely on the determinations of the Company or any third parties engaged by the Company to make such funding determinations, subject to the following:

(1)

for individual deferred compensation account balances and defined contribution obligations, the third party recordkeeper’s data shall be presumed correct unless demonstrated by clear and convincing evidence to be in error;

(2)

for defined benefit obligations, the actuarial assumptions used by such third party to calculate the funding required shall be the same as those used the actuary for the Retirement Income Plan of Phillips Petroleum Company (the “RIP Assumptions”) to determine the funding required under ERISA for such plan, and if the third party uses different actuarial assumptions, then the Trustee shall engage an actuary to determine such amounts using the RIP Assumptions; provided, however that if in the Trustee’s sole and absolute discretion, it determines that the RIP Assumptions are unreasonable in any manner for the proper determination of such funding obligations, then the Trustee may, upon written notice to the Company, have such funding amount determined by an actuary of its own choosing using actuarial assumptions determined by the Trustee, in its sole and absolute discretion, to be reasonable; and

(3)

for any additional funding required by a determination of the Trustee of additional benefits due to a Participant or Beneficiary pursuant to an appeal to the Trustee under Section 2(a) of this Trust Agreement, the Trustee’s determination of any required additional funding shall control.

The Company shall contribute (or cause to be contributed) to the Trust such Required Funding Amount contributions as determined by the Trustee on or before the later of the Funding Date or the date which is thirty (30) days following receipt of written request for such amount by the Trustee.

(g)

Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the occurrence of a Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to fund the Trust in an amount equal to no less than one-hundred percent (100%) but no more than one-hundred and twenty (120%) of the Required Funding Amount, together with the amount of the Expense Account as established by the Trustee pursuant to Section 1(h). The determination of such Required Funding Amount and the Expense Account to be contributed after a Change of Control shall be determined by the Trustee in the same manner as the determination of such amount required under paragraph (f) of this Section 1, and such amounts shall be communicated to the Company by the Trustee in writing.

(h)

The Trustee may from time to time earmark funds in the Fund to be held in an Expense Account and used to pay the Trustee’s fees and Trust expenses, provided that the aggregate of all amounts credited to the Expense Account prior to a Change of Control shall not be more than $250,000, and after a Change of Control shall not be less than $250,000 nor more than two percent (2%) of the value of the Fund. To the extent that there is a balance in the Expense Account, the Trustee shall utilize such Expense Account for payment of its fees and expenses, and in the absence of such a balance, the Trustee shall seek payment from the Company. In the event that the Company shall fail or refuse to make such payment within sixty (60) days of demand, the Trustee may satisfy such obligations out of the assets of the Trust. If after a Change of Control the Trustee satisfies obligations out of the assets of the Trust, the Company shall immediately upon demand by the Trustee deposit into the Trust Fund a sum equal to the amount demanded by the Trustee to reimburse the Fund for such expenses. If such funds are not deposited with sixty (60) days of such demand, the Trustee may, in its discretion, commence legal action against the Company for recovery of the amount paid out of the Trust and demanded by the Trustee.

(i)

In its discretion, the Trustee may institute an action to collect a contribution due the Trust following a Change of Control or in the event that the Trust should ever experience a short-fall in the amount of assets necessary to make payments pursuant to the terms of the Arrangements, or if the Company should ever fail to contribute the amounts requested by the Trustee pursuant to Sections 1(f) or 1(g).

Section 2.         Payments to Participants and Their Beneficiaries

(a)

Prior to a Change of Control, distributions from the Trust shall be made by the Trustee to Participants and Beneficiaries at the direction of the Company except as may otherwise be provided by this Trust. The entitlement of a Participant or his or her Beneficiaries to benefits under the Arrangements shall be determined by the Company or such party or professional administrator as it shall designate under the Arrangements as the Company’s agent, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Arrangements except as may otherwise be provided by this Trust.

(b)

Notwithstanding Section 2(a), a Participant or Beneficiary who believes that he is entitled to a distribution pursuant to one or more of the Arrangements may make application to the Trustee for an independent determination by the Trustee concerning his entitlement after he has exhausted his administrative remedies under the Arrangement at issue. In making its independent determination, the Trustee may consider information provided it by the Participant or Beneficiary or the Company. The Trustee shall, in such case, reach its own independent determination as to the Participant’s or Beneficiary’s entitlement to such benefits under the Arrangement, even if the Trustee has been informed by the Company that the individual is not entitled to the benefit. Such determination shall be made within sixty (60) days of the Trustee’s receipt of the Participant’s or Beneficiary’s application for determination. If the Trustee so desires, it may, in its sole discretion, make additional inquiries and take such additional measures as it deems necessary in order to enable it to determine whether such benefits claimed are due and payable, including but not limited to, interviewing or requesting affidavits from appropriate persons. The Trustee may engage an actuary, independent of the Company, to assist it in determining whether benefits are due and payable. In addition, the Trustee may engage its own counsel or other experts it deems necessary. The cost of such actuary, counsel, and other expert, and any other costs reasonably incurred by the Trustee in making its determination shall be borne by the Company. If the Company fails to pay any such costs when due, the Trustee may use the assets of the Trust to pay them as provided in Section 1(h). The determination of the Trustee shall be final and binding on all parties. Upon determining that an individual is entitled to receive payment of a benefit, the Trustee shall notify such individual and the Company of the amount payable and the data upon which such determination is based. The Company waives any right to contest any amount paid over by the Trustee hereunder pursuant to a good faith determination made by the Trustee notwithstanding any claim by or on behalf of the Company (absent a manifest abuse of discretion by the Trustee) that such payments should not be made.

(c)

The Company may make payment of benefits directly to Participants or their Beneficiaries as they become due under the terms of the Arrangements. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. The Trustee may reimburse the Company for such payments upon presentation of proof satisfactory to the Trustee, in its discretion, that such payments have in fact been made. In the event the Company makes such payments directly, the Company may request the Trustee within thirty (30) days of the making of the payment to reimburse the Company for such payment from the Trust, and upon receipt of evidence satisfactory to the Trustee that such payment has been made, the Trustee shall pay such reimbursement to the Company. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Arrangements, the Company shall make the balance of each such payment as it falls due in accordance with the Arrangements. The Trustee shall notify the Company where principal and earnings are not sufficient. Nothing in this Agreement shall relieve the Company of its liabilities to pay benefits due under the Arrangements except to the extent such liabilities are met by application of assets of the Trust.

(d)

The Company shall provide the Trustee with a copy of each Arrangement and shall provide the Trustee with a copy of any amendment to any Arrangement within thirty (30) days of the adoption of the amendment. The Trustee shall be entitled to rely on the terms of each Arrangement as in effect prior to its amendment until the Trustee receives a copy of such amendment.

(e)

On or before each Funding Date, the Company shall deliver to the Trustee a schedule of benefits due under the Arrangements. Such information shall, for defined benefit obligations, consist of information of the same type as is furnished by the Company to the actuary for its tax qualified defined benefit plan for those Participants actively employed, recognizing that individual benefit amounts cannot be finalized until commencement of benefits and application of certain federal tax limitations to the Participant’s qualified plan benefits. Such information for individual deferred compensation account balances and defined contribution obligations shall consist of such information as determined by the third party recordkeeper. The Company agrees to cooperate at all times with the Trustee to furnish updated data as is necessary to determine final benefits due to each Participant and Beneficiary. Subsequent to a Change of Control, the Trustee shall pay benefits due in accordance with such schedule. After a Change of Control, the Company shall continue to make the determination of benefits due to Participants or their Beneficiaries and shall provide the Trustee with an updated schedule of benefits due; provided however, a Participant or their Beneficiaries may make application to the Trustee for an independent decision as to the amount or form of their benefits due under the Arrangements as provided by Section 2(b).

(f)

The Trustee agrees that it will not itself institute any action at law or at equity, whether in the nature of an accounting, interpleading action, request for a declaratory judgment or otherwise, requesting a court or administrative or quasi-judicial body to make the determination required to be made by the Trustee under this Section 2 in the place and stead of the Trustee.

Section 3.         Trustee Responsibility Regarding Payments To The Trust Beneficiary When

The Company Is Insolvent

(a)

The Trustee shall cease payment of benefits to Participants and their Beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)	At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(1)

The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing that the Company is Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their Beneficiaries.

(2)

Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.

(3)

If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Arrangements or otherwise.

(4)

The Trustee shall resume the payment of benefits to Participants or their Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

(c)

Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Arrangements for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.         Payments When a Short-Fall of The Trust Assets Occurs

(a)

If there are not sufficient assets for the payment of benefits pursuant to Section 2 or Section 3(c) hereof and the Company does not otherwise make such payments within a reasonable time after demand from the Trustee, the Trustee shall make payment of benefits from the Trust to the Participants or their Beneficiaries as payments become due to those individuals. If at any time the assets of the Trust are insufficient to pay all Participants and Beneficiaries to whom a payment is then owed, such payments shall be reduced pro rata based on the amounts then due and payable.

(b)

Upon receipt of a contribution from the Company necessary to make up for a shortfall in the payments due, the Trustee shall resume payments to all the Participants and Beneficiaries under the Arrangements. The Trustee shall have the right to compel a contribution to the Trust from the Company to make-up for any shortfall at any time.

Section 5.        Payments to the Company

(a)

Except as provided in Sections 2(c), 3, 5(b) and 8(a), the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and their Beneficiaries pursuant to the terms of the Arrangements.

(b)

If this Trust is determined to not constitute: (i) a grantor trust as set forth in paragraph (g) of the Recitals, or (ii) an unfunded arrangement under ERISA as set forth in paragraph (j) of the Recitals, by a federal court and appeals from that holding are no longer timely or have been exhausted, this Trust shall terminate. The Board of Directors of the Company may also terminate this Trust if it determines, based upon an opinion of legal counsel which is satisfactory to the Trustee, that either (i) judicial authority or the opinion of the U.S. Department of Labor, Treasury Department or Internal Revenue Service (as expressed in proposed or final regulations, advisory opinions or rulings, or similar administrative announcements) creates a significant risk that the Trust will be funding for a pension benefit plan within the meaning of ERISA (“ERISA Funding”) or the Internal Revenue Code (“Tax Funding”), or (ii) ERISA or the Internal Revenue Code requires the Trust to be amended in a way that creates a significant risk that the Trust will be held to be ERISA Funding or Tax Funding, and failure to so amend the Trust could subject the Company to significant penalties. Upon any such termination, the assets of the terminated Trust remaining after payment of the Trustee’s fees and expenses shall be distributed, in accordance with the written directions of the Company, as follows:

(1)

Prior to a Change of Control, such assets of the Trust shall be transferred to a new trust established by the Company which is not deemed to be ERISA Funding or Tax Funding, but which is substantially similar in all other respects to this Trust, as determined by the Trustee in its sole discretion, if the Company determines that it is possible to establish such a trust;

(2)

Following a Change of Control or if the Company determines that it is not possible or practical to establish the trust pursuant to (I) above, then upon the written consent of a seventy-five percent (75%) majority of the Participants and Beneficiaries, the assets of the Trust may be distributed to the Company; or

(3)

If the Company determines that it is not possible or practical to esta1’iish the trust pursuant to (1) above and the Company either (i) fails to receive the consent of a seventy-five percent (75%) majority of the Participants and Beneficiaries within thirty (30) days of such termination, or (ii) upon the direction of the Company, then the assets shall be distributed to Participants and Beneficiaries, as the case may be, pro rata based on the then present value of the benefits to which they would have otherwise been entitled; provided, however that in the event any portion of the Trust Fund has been identified with a particular Arrangement, the portion of the Fund so identified with that Arrangement shall be first so distributed to provide benefits of that Arrangement, and the excess, if any, shall be so distributed pro rata to the extent necessary to provide benefits of other Arrangements. If a surplus remains in the Trust after such distributions, it shall be returned to the Company.

Section 6.        Investment Authority

(a)

The Trustee shall not be liable in discharging its duties hereunder, including without limitation its duty to invest and reinvest the Fund, if it acts for the exclusive benefit of the Participants and their Beneficiaries, in good faith and as a prudent person would act in accomplishing a similar task and in accordance with the terms of this Trust Agreement and any applicable federal or state laws, rules or regulations.

(b)

Subject to investment guidelines agreed to in writing from time to time by the Company and the Trustee prior to a Change of Control, the Trustee shall have the power in investing and reinvesting the Fund in its sole discretion:

(1)

To invest and reinvest in any readily marketable common and preferred stocks, bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of Phillips Petroleum Company other than a de minimus amount held in a collective or mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee) and shares of investment companies and mutual funds, without being limited to the classes or property in which the Trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund;

(2)

To commingle for investment purposes all or any portion of the Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees;

(3)	To retain any property at any time received by the Trustee;

(4)

To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

(5)

To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

(6)

To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof any assessments levied with respect to any such property to deposit;

(7)	To extend the time of payment of any obligation held by it;

(8)	To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

(9)

To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise, which shall be at the direction of the Financial Administrator prior to a Change of Control;

(10)	For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

(11)

To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;

(12)

To register investments in its own name or in the name of a nominee; to hold any investment in bearer form; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund;

(13)

To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

(14)

To hold and retain policies of life insurance or interests therein, annuity contracts, and other property of any kind which policies are contributed to the Trust by the Company or any subsidiary of the Company or are purchased by the Trustee;

(15)	To hold any other class of assets which may be contributed by the Company and that is deemed reasonable by the Trustee, unless expressly prohibited herein;

(16)	Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.

(c)

Prior to a Change of Control, the Company shall have the right, subject to this Section to direct the Trustee with respect to investments, including the right to identify portions of the funds in Trust to particular Arrangements.

(1)

The Company may at any time direct the Trustee to segregate all or a portion of the Fund in a separate investment account or accounts and may appoint one or more investment managers and/or an investment committee established by the Company to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager and/or investment committee. No such investment manager shall be related, directly or indirectly, to the Company, but members of the investment committee may be employees of the Company.

(2)

Thereafter, the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager or investment committee. It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the investment manager or investment committee, to review any securities or other property held in such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the investment managers or investment committee with respect to such securities or other property.

(3)

Prior to a Change of Control, the Company may particularly identify a portion of the Trust Fund with a particular Arrangement, and the portion thus identified shall prior to a Change of Control be invested as instructed by the Company and shall be restricted in application to provide benefits or to reimburse the Company pursuant to Section 2(c) for benefits paid under such Arrangement as to which the particularly identified portion has been identified.

(4)

Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an investment manager or investment committee, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term mutual fund established and maintained by the Trustee subject to the instrument establishing such trust fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee’s Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager or investment committee regarding more permanent type investment and directed distributions.

(5)

The Trustee shall neither be liable nor responsible for any loss resulting to the Fund by reason of any sale or purchase of an investment directed by an investment manager or investment committee nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of such investment manager or investment committee.

(6)

Notwithstanding anything in this Agreement to the contrary, the Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of an investment manager or investment committee issued pursuant hereto or for failure to act in the absence of directions of the investment manager or investment committee including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of an investment manager or investment committee, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of an investment manager or investment committee with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of an investment manager or investment committee or for failure to act in the absence of directions of an investment manager or investment committee. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the investment manager or investment committee which the Trustee believes to be genuine and to have been issued by the investment manager or investment committee. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager or investment committee until it receives written notice thereof from the Company.

(d)

Following a Change of Control, the Trustee shall have the sole and absolute discretion in the management of the Trust assets and shall have all the powers set forth under Section 6(b). In investing the Trust assets, the Trustee shall consider:

(1)	the needs of the Arrangements;

(2)	the need for matching of the Trust assets with the liabilities of the Arrangements; and

(3)	the duty of the Trustee to act solely in the best interests of the Participants and their Beneficiaries.

(e)

The Trustee shall have the right, in its sole discretion, to delegate its investment responsibility to an investment manager who may be an affiliate of the Trustee. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times responsible for the acts of an investment manager.

(f)

The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity; provided, however, that such assets and asset values must be confirmed and agreed by the Trustee prior to any such substitution as provided by this Section 6(g).

(g)

Except for insurance contracts, the value of any assets reacquired under Section 6(f) shall be determined as provided in this paragraph. The value of any insurance contract reacquired under Section 6(f) shall be the present value of future projected cash flow or benefits payable under the Contract, but not less than the cash surrender value. The projection shall include death benefits based on reasonable mortality assumptions, including known facts specifically relating to the health of the insured and the terms of the Contract to be reacquired. Values shall be reasonably determined by the Trustee and may be based on the determination of agents or experts selected by the Trustee. The Trustee shall have the right, but shall be under no duty or obligation, to secure confirmation of value by an agent or expert for all property to be substituted for other property.

Section 7.        Insurance Contracts

(a)

To the extent that the Trustee is directed by the Company prior to a Change of Control to invest part or all of the Trust Fund in insurance contracts, the type and amount thereof shall be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified.

(b)

Each insurance contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the insurer. The exercise by the Trustee of any incidents of ownership under any contract shall, prior to a Change of Control, be subject to the direction of the Company. After a Change of Control, the Trustee shall have all such rights.

(c)

The Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against an insurance policy held in the Trust Fund.

No insurer shall be deemed to be a party to the Trust and an insurer’s obligations shall be measured and determined solely by the terms of contracts and other agreements executed by the insurer.

Section 8.    Disposition of Income

(a)

Subject to Sections 2(c) and3, no income received by the Trust may be returned to the Company, but shall be accumulated and reinvested within the Trust, except for that portion of the assets of the Trust which is determined by the Trustee to be in excess of one-hundred and twenty percent (120%) of the Required Funding Amount. Following a Change of Control, any return of assets pursuant to this Section 8 (and subject to Sections 2(c) and 3) shall be limited to that portion of the assets which exceeds 120% of the sum of the Required Funding Amount and the Expense Fund as determined by the Trustee in its discretion.

Section 9.    Accounting by The Trustee

(a)

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee and shall deliver an accounting of such accounts and transactions to the Company within forty-five (45) days following the close of each calendar year and within forty-five (45) days after the removal or resignation of the Trustee. The Trustee shall deliver to the Company reports of its receipts and disbursements a Trustee hereunder on a quarterly basis. The Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Company may approve such account by an instrument in writing delivered to the Trustee. In the absence of the Company’s filing with the Trustee objections to any such account within ninety (90) days after its receipt, the Company shall be deemed to have so approved such account. In such case, or upon the written approval by the Company of any such account, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Company for its acts or failures to act described by such account. The foregoing, however, shall not preclude the Trustee from having its accounting settled by a court of competent jurisdiction. The Trustee shall be entitled to hold and to commingle the assets of the Trust in one Fund for investment purposes but at the direction of the Company prior to a Change of Control, the Trustee shall create one or more sub-accounts.

(b)

The Trustee shall from time to time permit public accountant(s) selected by the Company (who may be employees of the Company) to have access during ordinary business hours to such records as may be necessary to audit the Trustee’s accounts.

Section 10.        Responsibility of The Trustee

(a)

The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Arrangements or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute, subject, however to Section 2(e) hereof.

(b)

The Company hereby indemnifies the Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust, unless resulting from the gross negligence or misconduct of Trustee. To the extent the Company fails to make any payment on account of an indemnity provided in this paragraph 10(b), in a reasonably timely manner, the Trustee may obtain payment from the Trust. If the Trustee undertakes or defends any litigation arising in connection with this Trust or to protect a Participant’s or Beneficiary’s rights under the Arrangements, the Company agrees to indemnify the Trustee against the Trustee’s costs, reasonable expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If the

Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c)

Prior to a Change of Control, the Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. Following a Change of Control the Trustee shall select independent legal counsel and may consult with counsel or other persons with respect to its duties and with respect to the rights of Participants or their Beneficiaries under the Arrangements.

(d)

The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and may rely on any determinations made by such agents and information provided to it by the Company.

(e)	The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

(f)

Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 11.        Taxes, Compensation and Expenses of The Trustee

(a)	The Company shall from time to time pay taxes of any and all kinds whatsoever that at any time are lawfully levied or assessed upon the Company or become payable by the Company in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. All references in this Trust Agreement to the payment of taxes shall include interest and applicable penalties. The Trustee shall comply with all Federal and State tax filing requirements of the Trust and shall furnish to the Company for its review and comment a draft copy of Form 1041 (U.S. Fiduciary Income Tax Return) or any other tax filings for the Trust together with supporting schedules a minimum of two weeks prior to the tax return filing due date. To enable the Company to make monthly tax accrual and to compute its estimated income tax obligations, the Trustee will furnish, on or prior to the eighth business day of the succeeding month, a monthly report identifying the type and amount of income by source of investment (interest, dividends, etc.).

(b)

The Trustee’s compensation shall be as agreed in writing from time to time by the Company and the Trustee. The Company shall pay all administrative expenses and the Trustee’s fees and shall promptly reimburse the Trustee for any fees and expenses of its agents. If not so paid, the fees and expenses shall be paid from the Trust.

Section 12.        Resignation and Removal of The Trustee

(a)

Prior to a Change of Control, the Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise. Following a Change of Control, the Trustee may resign only after the appointment of a successor Trustee.

(b)

The Trustee may be removed by the Company on sixty days (60) days notice or upon shorter notice accepted by the Trustee prior to a Change of Control. Subsequent to a Change of Control, the Trustee may only be removed by the Company with the written consent of a seventy-five percent (75%) majority of the Participants and Beneficiaries.

(c)

If the Trustee resigns within two years after a Change of Control, as defined herein, the Company, or if the Company fails to act within a reasonable period of time following such resignation, the Trustee shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

(d)

Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

(e)

If the Trustee resigns or is removed, a successor shall be appointed by the Company, in accordance with Section 13 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 13.        Appointment of Successor

(a)

If the Trustee resigns or is removed in accordance with Section 12 hereof, the Company may appoint, subject to Section 12, any third party national banking association with a market capitalization exceeding $100,000,000 to replace the Trustee upon resignation or removal. The successor Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

(b)

The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Section 8 and 9 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 14.         Amendment or Termination

(a)

This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company.    Prior to a Change of Control, the Company may amend Attachment I to add new Arrangements or to delete Arrangements which have been paid in full, and at any time and from time to time may amend Attachment II, the list of individuals authorized to act on behalf of the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Arrangements or shall make the Trust revocable other than is provided in Section 5(b).

(b)	The Trust shall not terminate until the date on which Participants and their Beneficiaries have received all of the benefits due to them under the terms and conditions of the Arrangements.

(c)

Upon written approval of a 75% of the majority of the Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Arrangements, the Company may terminate this Trust prior to the time all benefit payments under the Arrangements have been made. All assets in the Trust at termination shall be returned to the Company.

(d)

This Trust Agreement may not be amended or terminated by the Company for two (2) years following a Change of Control without the written consent of a seventy-five percent (75%) majority of the Participants and Beneficiaries, and no such amendment shall adversely affect any benefits of a Participant or Beneficiary without the written consent of the affected person..

Section 15.        Definitions of a Change of Control

(a)	Change of Control shall mean:

(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 as amended (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of twenty percent (20%) or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 15(a); or

(ii)

Individuals who, as of January 12, 1998, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 12, 1998, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transactions owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of this Section 15(a), the Incumbent Board, by a majority vote, shall have the power to determine on the basis of information known to them (a) the number of shares beneficially owned by any person, entity or group; (b) whether there exists an agreement, arrangement or understanding with another as to matters referred to in this Section 15(a); and (c) such other matters with respect to which a determination is necessary under this Section 15(a).

(b)

The General Counsel of the Company shall have the specific authority to determine whether a Change of Control has transpired under the guidance of Section 15(a) and shall be required to give the Trustee notice of a Change of Control. The Trustee shall be entitled to rely upon such notice, but if the Trustee receives notice of a Change of Control from another source, the Trustee shall make its own independent determination.

Section 16.        Miscellaneous

(a)	Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)

The Company hereby represents and warrants that all of the Arrangements have been established, maintained and administered in accordance with all applicable laws, including without limitation, ERISA. The Company hereby indemnifies and agrees to hold the Trustee harmless from all liabilities, including attorney’s fees, relating to or arising out of the establishment, maintenance and administration of the Arrangements. To the extent the Company does not pay any of such liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c)

Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(d)

The persons authorized to act for the Company are identified on Attachment II and such list may be amended by the Company from time to time without the consent of the Trustee. The individual identified as the Financial Administrator shall have the power to act for the Company with respect to all matters herein regarding the investment of Trust assets, the authority to request reimbursements to be paid to the Company and is the individual designated to receive requests for contributions from the Trustee. The Senior Vice President and Chief Financial Officer, or his successor, of the Company shall be the Financial Administrator. The individual identified as the Benefits Administrator shall have the power to act for the Company with respect to all matters herein regarding the determination of benefits owed under the Arrangements and the Payment of such benefits. The Executive Vice President, Planning, Corporate Relations and Services of the

Company, or his successor, shall be the Benefits Administrator. Both the Financial Administrator and the Benefits Administrator may, from time to time, seek advice and guidance, or delegate functions assigned under this Trust Agreement to them, to other individuals who shall be identified on Attachment II as authorized to act for such Administrator, and each Administrator shall have the authority to amend the list of individuals who are authorized to so act on his or her behalf in Attachment II and to communicate the amended list to the Trustee. . Further, both the Benefits and Financial Administrator may delegate administrative functions to other specified individuals who are identified in writing to the Trustee. The Trustee shall be entitled to rely upon the latest list of authorized individuals received.

(e)	This Trust Agreement shall be governed by and construed in accordance with the laws of North Carolina.

IN WITNESS WHEREOF, this Grantor Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.

PHILLIPS PETROLEUM COMPANY		WACHOVIA BANK, N.A.

By:	/s/ T.C. Morris	By:	/s/ Peter D. Quinn

Its: Senior Vice President and Chief Financial Officer		Its: Vice President

ATTEST:		ATTEST:

By:	/s/ Dale J. Billam	By:	/s/ Ronald W. Darby

Its: Secretary		Its: Vice President & Assistant Secretary

ATTACHMENT I

List of Arrangements

Key Employee Deferred Compensation Plan of Phillips Petroleum Company:

Amended May 11, 1998

Phillips Petroleum Company Supplemental Executive Retirement Plan:

Amended May 11, 1998

Key Employee Supplemental Retirement Plan of Phillips Petroleum Company:

Amended May 11, 1998

Defined Contribution Makeup Plan of Phillips Petroleum Company:

Amended May 11, 1998

Key Employee Missed Credited Service Retirement Plan of Phillips Petroleum Company

Amended May 11, 1998

Principal Corporate Officers Supplemental Retirement Plan of Phillips Petroleum Company:

Annuity payments all in payout status

Amended February 12, 1990

Supplemental Retirement:

Annuity payments all in payout status accrued as a result of participation in the Phillips Petroleum Company Key Employee Death Protection Plan and the individual contracts for deferred compensation

Phillips Oil Company Excess Benefit Plan:

One remaining participant in annuity payout

Approved June 7, 1983

Aminoil Retirement Contracts:

Contracts with [redacted] and [redacted] – both in annuity payout